EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Hydro-Québec

We consent to the incorporation by reference in Hydro-Québec’s Registration Statement No. 333-178704 of our report to the Minister of Finance of Québec dated February 24, 2017, on the consolidated financial statements of Hydro-Québec, which comprise the consolidated balance sheets as at December 31, 2016 and 2015, and the consolidated statements of operations, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2016, and notes, comprising a summary of significant accounting policies and other explanatory information, which report appears in the Annual Report on Form 18-K of Hydro-Québec for the year ended December 31, 2016.

/s/ KPMG LLP[1]	/s/ Ernst & Young LLP[2]	/s/ Guylaine Leclerc, FCPA auditor, FCA
Auditor General of Québec

Montréal, Québec

April 28, 2017

1.	CPA auditor, CA, public accountancy permit No. A120220

2.	CPA auditor, CA, public accountancy permit No. A109499